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                                                                      Exhibit 23
                                                                      ----------



                        Consent of Independent Auditors
                        -------------------------------



The Plan Committee
United Artists Theatre Circuit, Inc.
 Employee Stock Purchase Plan:


We consent to incorporation by reference in the registration statement (No. 33-44543) on Form S-8 of the United Artists Theatre Circuit, Inc. Employee Stock Purchase Plan of our report dated June 23, 1997, relating to the statements of net assets available for participant benefits of the United Artist Theatre Circuit, Inc. Employee Stock Purchase Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for participant benefits for each of the years in the three-year period ended December 31, 1996, and the related schedule, which report appears in the December 31, 1996 Annual Report on Form 11-K of the United Artists Theatre Circuit, Inc. Employee Stock Purchase Plan.



                                            KPMG Peat Marwick LLP



Denver, Colorado
June 23, 1997